EXHIBIT 10.4

Loan Agreement
[Unofficial Translation]
Code: No. GJC201110

Party A (Lender): Beijing Guojincheng Asset Management Co., Ltd.
Legal Representative:
Address:

Party B (Borrower): NEW ENERGY SYSTEMS GROUP
Legal Representative:
Address:

Through consulting, Party A and Party B achieved the following agreements:

A.	Content
1.	Total loan: RMB 30,000,000
2.	Term: 730 days, started from the day Party A lends to Party B
3.	Purpose: Operating working capital
4.	Method: by bank transfer and cash

B.	Method of Security

The loan shall be secured by the following method 1 and 2 (with specific signed security agreement and letter):

1.	Weihe Yu’s irrevocable joint responsibility guarantee, evidenced by the guarantee agreement or letter;

2.	539,091 shares of New Energy Systems Group’s common stock (NYSE Amex: NEWN) held by GOLDRIVER INDUSTRIAL HOLDING LIMITED for the principal and interest under this agreement (GJC201110);

3.	Others

C.	Cost of loan

1.	The processing fee: 0%

2.	The management fee: 0%

3.	The annual interest rate: 10% of the total loan

D.	The repayment of the loan

Party B’s repayment period shall be based on the method 1 as following:

1.	Party B shall repay all the principal and interest at one time when this loan is due;

2.	Party B can repay in installments

E.	The performance and monitoring of the loan

1.
After Party A issues the loan, it shall have the right to monitor Party B’s use of the loan. Party A shall also have the right to inspect Party B’s operation and financial activities and the right to ask Party B to provide complete financial statements and other relevant information. When Party A exercises its right, Party B should actively cooperate unconditionally.

2.
Party B shall be responsible for the expenses related to this agreement and other relevant legal services, collateral assessments, business registration, mortgage registration, insurance, notary expenses.

F.	Default clause

1.
The liability for inappropriate use of the loan: If Party B does not use the loan based on this agreement, it shall be deemed to have fundamentally breached the contract and Party A shall have the right to cancel or terminate this agreement and shall be entitled to accelerate the loan. Party A shall be charged a fine of 0.6% per day of the funds used inappropriately.

2.
Late repayment of the loan: If Party B does not repay the total principal or total interest at the due date or if Party B did not repay each advance’s principal and interest in each loan’s due date, it shall be deemed to have fundamentally breached the contract and Party A shall have the right to seek repayment of all outstanding principal, interest, and shall be entitled to receive a fine and recovering costs. Calculation of the fine: beginning from the due date, Party B shall pay 0.6% of the total unpaid principal and interest per day.

3.
Unexpected default: During the term of the loan, if Party A finds Party B or its guarantor do not operate the company well which may cause the loan not to be repaid on the due date or caused the lost or reduction of the value of collateral, Party A shall be entitled to ask Party B to provide additional or other guarantee within a specific period. Party B shall provide such guarantee without any condition. If Party B rejects or does not provide such guarantee during the specific period, Party A shall have the right to cancel or terminate this agreement and recall the principal, interest and other relevant expense in advance.

4.
All the legal expenses, security fees, investigation and evidence collection fees, mortgage or pledge processing costs, transportation costs which occurred due to Party B’s default shall be borne by Party B. The “cost recovery” in the second term of this section and the “related expense” in the third term of this section are included but not limited to the items listed above.

G.	Dispute Resolution
If any dispute occurred when implementing this agreement, both Parties should negotiate for settlement. If negotiation cannot resolve the dispute, either side shall file a suit at Party A’s local People’s Court.

H.	Others
1.	If Party B needs financing, including equity investment, introduction of strategic investors or share ownership restructure, Party A shall have priority.
2.	The loan certificate and any other written documents related to this agreement are integral parts of this agreement and shall have the same legal effect.

I.	Enter into force and effect
This agreement shall be effective once both Parties signed and sealed it. The agreement shall have two original copies with each party holding one. The original copies shall have the same effect.

Party A (Official Seal):	Party B (Official Seal):
Signature of legal representative: Qin Liu	Signature of legal representative: Weihe Yu
Date: April 21, 2011	Date: April 21, 2011

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